UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 5, 2022

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 5, 2022, Linde Inc. (the “Issuer”), a wholly owned subsidiary of Linde plc (the “Company”), issued $300,000,000 aggregate principal amount of 4.800% notes due December 5, 2024 (the “2024 Notes”) and $600,000,000 aggregate principal amount of 4.700% notes due December 5, 2025 (the “2025 Notes” and, together with the 2024 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by the Company, and such guarantee by the Company is guaranteed by Linde GmbH, another wholly owned subsidiary of the Company.

The net proceeds of this offering were approximately $895.6 million, after deducting underwriting discounts, fees and expenses associated with the offering. The Issuer intends to use the net proceeds for general corporate purposes.

In connection with the offering, the Issuer entered into a Terms Agreement dated as of November 28, 2022 (the “Terms Agreement”), among the Issuer, the Company, Linde GmbH, and BofA Securities, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters. The Terms Agreement and the Standard Underwriting Agreement Provisions (June 2, 2020 edition) incorporated by reference in the Terms Agreement are filed as Exhibit 1.1 and 1.2 to this Form 8-K, respectively.

The Notes were issued under an indenture (the “Indenture”), dated as of August 10, 2020, among the Issuer (formerly known as Praxair, Inc.), the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The Indenture, the Form of 2024 Notes with Guarantee Endorsements and the Form of 2025 Notes with Guarantee Endorsements are filed as exhibits to this Form 8-K and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, including any securities of the Company or the Issuer. The foregoing description is qualified in its entirety by reference to the exhibits filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description

1.1	Standard Underwriting Agreement Provisions (June 2, 2020 Edition) (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-3 filed on June 2, 2020 (Registration No. 333-238875))

1.2	Terms Agreement, dated as of November 28, 2022, among Linde Inc., Linde plc, Linde GmbH, and BofA Securities, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters

4.1	Indenture, dated as of August 10, 2020, among Linde Inc. (formerly known as Praxair, Inc.), Linde plc and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (Filed as Exhibit 4.1 to the Linde plc Form 8-K dated August 10, 2020, Filing No. 1-38730, and incorporated herein by reference).

4.2	Form of 4.800% Notes due 2024 with Guarantee Endorsements

4.3	Form of 4.700% Notes due 2025 with Guarantee Endorsements

5.1	Opinion of Cahill Gordon & Reindel LLP

5.2	Opinion of Arthur Cox

5.3	Opinion of Linklaters LLP

23.1	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

23.2	Consent of Arthur Cox (included in Exhibit 5.2)

23.3	Consent of Linklaters LLP (included in Exhibit 5.3)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: December 5, 2022
	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title	Executive Vice President and Chief Legal Officer